UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 25, 2011

Gilead Sciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19731	94-3047598
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 Lakeside Drive, Foster City, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-574-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Arrangement of Certain Officers

On October 25, 2011, the Compensation Committee of the Board of Directors (the Committee) of Gilead Sciences, Inc. (the Company) approved the target bonus levels to be in effect for the 2012 fiscal year for the certain individuals who comprised the Company’s named executive officers for the 2011 fiscal year. In each instance, the target bonus for the 2012 fiscal year was higher than the level of target bonus established for the named executive officer for the 2011 fiscal year. The target bonus levels for the 2011 and 2012 fiscal years are summarized below:

Executive Officer	2011 Target Bonus	2012 Target Bonus

	(as a % of Base Salary)	(as a % of Base Salary)

John C. Martin Chairman and Chief Executive Officer	130%	150%

John F. Milligan President and Chief Operating Officer	90%	100%

Kevin Young Executive Vice President, Commercial Operations	70%	80%

Gregg H. Alton Executive Vice President, Corporate and Medical Affairs	70%	80%

Robin L. Washington Senior Vice President and Chief Financial Officer	60%	70%

The Company’s Board of Directors ratified the target bonus level of Dr. Martin. No other terms have yet been established under the 2012 Corporate Bonus Plan for the Executive Officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gilead Sciences, Inc.

October 27, 2011	By:	/s/ Robin L. Washington

Name: Robin L. Washington
Title: Senior Vice President and Chief Financial Officer